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                                                                    EXHIBIT 25.1
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ------------

                                    FORM T-1
         STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

   CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
                                 SECTION 305(B)
                                 ------------

                         BANK OF MONTREAL TRUST COMPANY
              (Exact name of trustee as specified in its charter)

            NEW YORK                                           13-4941093
                                                            (I.R.S. employer
   (State of incorporation or                              identification no.)
          organization
  if not a U.S. national bank)

WALL STREET PLAZA, 88 PINE STREET,                                10005
            19TH FLOOR                                         (Zip code)
        NEW YORK, NEW YORK
  (ADDRESS OF TRUSTEE'S PRINCIPAL
        EXECUTIVE OFFICES)
                                 ------------

                               MARK F. MCLAUGHLIN
                         BANK OF MONTREAL TRUST COMPANY
                 WALL STREET PLAZA, 88 PINE STREET, 19TH FLOOR
                               NEW YORK, NY 10005
                                 (212) 701-7602
           (Name, address and telephone number of agent for service)
                                 ------------


                      ADELPHIA COMMUNICATIONS CORPORATION
              (Exact name of obligor as specified in its charter)

        DELAWARE                                               23-2417713
     (State or other                                        (I.R.S. employer
     jurisdiction of                                       identification no.)
    incorporation or
      organization)
                                 ------------

                              MAIN AT WATER STREET
                        COUDERSPORT, PENNSYLVANIA 16915
                    (Address of principal executive offices)
                                 ------------

                          8 1/8% SENIOR NOTES DUE 2003
                        (Title of Indenture Securities)

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ITEM 1.GENERAL INFORMATION.

     Furnish the following information as to the trustee:

   (a) Name and address of each examining or supervising authority to which it is subject.

            Federal Reserve Bank of New York
            33 Liberty Street, New York, NY 10045

            State of New York Banking Department
            2 Rector Street, New York, NY 10006

   (b) Whether it is authorized to exercise corporate trust powers.

            The Trustee is authorized to exercise corporate trust powers.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR.

     If the obligor is an affiliate of the trustee, describe each such affiliation.

            The obligor is not an affiliate of the trustee.

ITEM 4. TRUSTEESHIPS UNDER OTHER INDENTURES.

     If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

   (a) Title of the securities outstanding under each such other indenture.

     Adelphia Communications Corporation and Bank of Montreal Trust Company, Trustee Indenture dated as of September 2, 1992, $125,000,000 principal amount Adelphia Communications Corporation 11 7/8% Senior Debentures due September 15, 2004.

     Adelphia Communications Corporation and Bank of Montreal Trust Company, Trustee Indenture dated as of July 28, 1993, $110,000,000 principal amount Adelphia Communications Corporation 10 1/4% Senior Notes due July 15, 2000.

     Adelphia Communications Corporation and Bank of Montreal Trust Company, Trustee Indenture dated as of March 11, 1993, $130,000,000 principal amount Adelphia Communications Corporation 9 7/8% Senior Debentures due March 1, 2005.

     Adelphia Communications Corporation and Bank of Montreal Trust Company, Trustee Indenture dated as of February 22, 1994, $150,000,000 principal amount Adelphia Communications Corporation 9 1/2% Senior Pay-In-Kind Notes due February 15, 2004.

     Adelphia Communications Corporation and Bank of Montreal Trust Company, Trustee Indenture dated as of February 26, 1997, $350,000,000 principal amount Adelphia Communications Corporation 9 7/8% Senior Notes due March 1, 2007.

     Adelphia Communications Corporation and Bank of Montreal Trust Company, Trustee Indenture dated as of July 7, 1997, $150,000,000 principal amount Adelphia Communications Corporation 10 1/2% Senior Notes due July 15, 2004.

     Adelphia Communications Corporation and Bank of Montreal Trust Company, Trustee Indenture dated as of September 25, 1997, $325,000,000 principal amount Adelphia Communications Corporation 9 1/4% Senior Notes due October 1, 2002.

     Adelphia Communications Corporation and Bank of Montreal Trust Company, Trustee Indenture dated as of January 21, 1998, $150,000,000 principal amount Adelphia Communications Corporation 8 3/8% Senior Notes due February 1, 2008.

   (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

     The indenture to be qualified and the indenture(s) referred to in paragraph A above are wholly unsecured and rank pari passu.

ITEM 16.LIST OF EXHIBITS.

     List below all exhibits filed as part of this statement of eligibility.

     A. Copy of Organization Certificate of Bank of Montreal Trust Company to transact business and exercise corporate trust powers;
        incorporated herein by reference as Exhibit "A" filed with Form T-1 Statement, Registration No. 33-46118

     B. Copy of existing By-Laws of Bank of Montreal Trust Company; incorporated herein by reference as Exhibit "B" filed with Form T-1 Statement, Registration No. 33-46118

     C. The consent of the Trustee required by Section 321(b) of the Act; incorporated herein by reference as Exhibit "C" with Form T-1 Statement, Registration No. 33-46118

     D. A copy of the latest report of condition of Bank of Montreal Trust Company published pursuant to law or the requirements of its supervising or examining authority, attached hereto as Exhibit "D"

                                   SIGNATURE

  Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, Bank of Montreal Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 24th day of September, 1998.

                                          BANK OF MONTREAL TRUST COMPANY

                                          By:       /s/ Amy Roberts
                                             ----------------------------------
                                                      Amy Roberts
                                                      Vice President
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                                                                    EXHIBIT "D"

                            STATEMENT OF CONDITION
                        BANK OF MONTREAL TRUST COMPANY
                                   NEW YORK
                               ----------------

ASSETS
Due from Banks.................................................... $   677,400
                                                                   -----------
Investment Securities:                                                  71,535
   State & Municipal..............................................  16,513,582
   Other..........................................................         100
                                                                   -----------
     Total Securities.............................................  16,513,682
Loans and Advances:
   Federal Funds Sold.............................................  20,900,000
   Overdrafts.....................................................      12,169
                                                                   -----------
     Total Loans and Advances.....................................  20,912,169
Investment in Harris Trust, NY....................................   8,725,608
Premises and Equipment............................................     475,614
Other Assets......................................................   2,636,845
                                                                   -----------
                                                                    11,838,067
                                                                   -----------
     TOTAL ASSETS................................................. $49,941,318
                                                                   ===========
LIABILITIES
   Trust Deposits................................................. $ 8,191,549
   Other Liabilities..............................................  16,944,443
                                                                   -----------
     TOTAL LIABILITIES............................................  25,135,992
CAPITAL ACCOUNTS
Capital Stock, Authorized, Issued and Fully Paid - 10,000 Shares
 of $100 Each.....................................................   1,000,000
   Surplus........................................................   4,222,188
   Retained Earnings..............................................  19,605,350
Equity - Municipal Gain/Loss......................................     (22,212)
                                                                   -----------
     TOTAL CAPITAL ACCOUNTS.......................................  24,805,326
                                                                   -----------
     TOTAL LIABILITIES AND CAPITAL ACCOUNTS....................... $49,941,318
                                                                   ===========

  I, Mark F. McLaughlin, Vice President of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                                          Mark F. McLaughlin
                                          June 30, 1998

  We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declared that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

                                          Sanjiv Tandon
                                          Kevin O. Healy
                                          Steven R. Rothbloom


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